EXHIBIT 99.1

EXCHANGE ANNOUNCES SIGNING OF JOINT VENTURE TO DEVELOP FUTURES EXCHANGE IN DUBAI

New York, N.Y., June 10, 2005 -- The New York Mercantile Exchange, Inc., and Dubai Holding today announced the formation of the Dubai Mercantile Exchange (DME), a 50/50 joint-venture to develop the Middle East's first energy futures exchange.

It is expected that the DME will initially trade sour crude and fuel oil.  It will be based in the Dubai International Financial Centre (DIFC), a financial free zone designed to promote financial services within the UAE.  In addition, the DME will be regulated by the Dubai Financial Services Authority, a regulatory body established within the DIFC.  The DME is expected to open for trading in early 2006.

The Exchange and Dubai Holding will each contribute capital and services towards establishing the DME, which will house both open outcry and electronic trading platforms.  In addition, NYMEX will contribute software and systems to run the trading operations, including trade entry and risk management systems. The DME will leverage the Exchange's proven expertise in compliance, marketing, research, and information technology to develop DME platform.   Trades executed on the DME will be cleared through the NYMEX clearinghouse in New York.

Exchange Chairman Mitchell Steinhause said, "We are committed to the long-term success of the DME and will leverage our expertise in the development of global energy markets to create a state-of-the-art world class commodity exchange in the Middle East."

 Dubai presents a unique opportunity for the global energy futures industry to fill a time zone gap in trading between Europe and Asia. "DME will fill that gap by establishing an exchange with products that address the growing needs of the regional market," Mr. Steinhause said.

"This is an important first step towards providing an energy exchange for the greater Middle East region.  Our priority now is to build on this agreement and develop a platform for managing risk which reflects the increased financial sophistication of the region's capital markets," said Mohammed Al Gergawi, chief executive officer of Dubai Holding.  "For decades, Dubai has played a vital role in trading commodities.  By leveraging Dubai's existing infrastructure, DME can serve the greater need of the Middle East energy markets."

"The contracts traded on the DME will be tailored to the needs of the marketplace and may include physical delivery alternatives that represent the physical trade flows," said Exchange President James E. Newsome.

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Forward Looking and Cautionary Statements
This press release may contain forward--looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results. Forward--looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward--looking statements. In particular, the forward--looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets. We assume no obligation to update or supplement our forward--looking statements.

The Dubai Mercantile Exchange's (DME) establishment of an exchange inside the Dubai International Financial Centre (DIFC) is subject to regulatory approval from the Dubai Financial Services Authority (DFSA) and it being granted an Authorised Market Institution licence to operate inside the DIFC.  Furthermore, all clearing and settlement services to be provided by the New York Mercantile Exchange to DME are subject to the New York Mercantile Exchange becoming recognised by the DFSA to operate a remote clearing house in the DIFC and subject to the review and/or approval of the Commodity Futures Trading Commission.